UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2023

Exeter Automobile Receivables Trust 2023-1
(Exact name of Issuing Entity as specified in its charter)

EFCAR, LLC
(Exact name of Depositor / Registrant as specified in its charter)

Exeter Finance LLC
(Exact name of Sponsor as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-268757 333-268757-01	45-2673519 92-6071656
(Commission File Number)	(IRS Employer Identification No.)

2101 W. John Carpenter Freeway, Irving, Texas	75063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 754-4396

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2023, EFCAR, LLC and Wilmington Trust Company entered into Amendment No. 1, dated as of November 14, 2023, to that certain Amended and Restated Trust Agreement of Exeter Auto Receivables Trust 2023-1, dated as of February 6, 2023 (the “Trust Agreement”), for the purpose of changing the minimum denomination of the Certificates (as defined in the Trust Agreement), facilitating the exchange of book-entry Certificates for definitive Certificates in certain circumstances, and making certain other related amendments thereto.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

99.1	Amendment No. 1 to Amended and Restated Trust Agreement, dated as of November 14, 2023, between EFCAR, LLC and Wilmington Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFCAR, LLC

By:	/s/ Ben Miller
	Name:	Ben Miller
	Title:	Chief Executive Officer

Date: November 17, 2023